ACCO Brands Corporation Reports Second Quarter 2012 Results

LINCOLNSHIRE, Ill., Aug. 9, 2012 /PRNewswire/ -- ACCO Brands Corporation (NYSE: ACCO), a world leader in branded office products, today reported its second quarter results for the period ended June 30, 2012.

"We successfully completed the acquisition of the Mead Consumer and Office Products business on May 1, our integration efforts are on or ahead of schedule, and we are expecting significant top- and bottom-line synergies over the next several years," said Robert J. Keller, chairman and chief executive officer. "The environment in which we operate has become increasingly more challenging since the acquisition, but we are a much stronger and more resilient business today because of the product diversity, channel balance, geographic expansion, financial stability and leadership talent that the merger of ACCO Brands and Mead has brought us. Our team remains enthusiastic about the potential for the combined business, and our ability to deliver significant value for our shareowners going forward."

Second Quarter Results

Net sales increased 33% to $438.7 million compared to $330.2 million in the prior-year quarter, due to the merger with MeadWestvaco's Consumer & Office Products business ("Mead C&OP"). Income from continuing operations was $94.2 million, or $0.98 per share, compared to income of $6.3 million, or $0.11 per share, in the prior-year quarter, or $0.15 per share using a normalized effective tax rate of 30%. The increase was the result of the merger with Mead C&OP and the reversal of the U.S. tax valuation allowances due to the merger, partially offset by one-time refinancing and merger-related costs.

On a pro forma basis, including the results of Mead C&OP for the full quarter in both years, sales decreased 9%. Of this decline, volume/mix accounted for 7% and the negative impact of foreign currency accounted for 3%; pricing added 1%. Adjusted pro forma income from continuing operations was $20.6 million, or $0.18 per share, compared to $25.8 million, or $0.23 per share in the comparable prior-year period. This excludes $16.3 million of restructuring charges and Mead corporate allocations, collectively, and uses a normalized effective tax rate of 30% in both periods.

Business Segment Highlights

(Note: The company reorganized two of its business segments in connection with the merger. The Computer Products Group segment was unaffected by the merger. Refer to the Form 8-K furnished to the SEC on August 9, 2012 for more information and for 2011 and 2012 quarterly pro forma segment results.)

ACCO Brands North America

ACCO Brands North America second quarter net sales increased 76% to $279.8 million, from $159.1 million in the prior-year quarter due to the merger with Mead C&OP. Reported segment operating income increased to $13.6 million from $9.7 million in the prior-year quarter, due to the merger, partially offset by restructuring charges.

On a pro forma basis, including the results of Mead C&OP in both periods, net sales decreased 5% to $303.7 million from $320.1 million in the comparable prior-year period. This decrease was driven by lower volume/mix of 6% in the legacy ACCO Brands business due to slightly lower demand and a mix shift to lower sales value products during the back-to-school season. Unfavorable foreign currency translation reduced sales by 1% and higher net pricing added 2%.

Adjusted pro forma operating income was $34.0 million, compared to $35.2 million in the prior-year quarter, and excludes $14.1 million of restructuring charges. Adjusted pro forma operating income declined due to lower sales and gross profit driven by the unfavorable product mix noted above. Adjusted pro forma operating margin increased modestly to 11.2% from 11.0%

ACCO Brands International

ACCO Brands International net sales decreased to $113.9 million from $122.4 million in the prior-year quarter due to due to planned strategic exits of low-margin products in ACCO Brands' European business as well as the weak demand environment in Europe and Australia, partially offset by the merger with Mead C&OP. Operating income decreased to $9.0 million from $13.8 million in the prior-year quarter due the decline in sales and restructuring charges.

On a pro forma basis, including the results of Mead C&OP in both periods, net sales decreased 18% to $118.2 million from $144.1 million in the prior year. Of this decline, volume/mix accounted for 10% and negative foreign exchange accounted for 8%. The decline in volume was primarily due to planned strategic exits of low-margin products in ACCO Brands' European business as well as the weak demand environment in Europe and Australia. This was partially offset by gains in Latin America and Asia.

Adjusted pro forma operating income was $8.0 million, compared to $11.6 million in the prior-year quarter, and excludes restructuring charges of $0.6 million in the current year. Adjusted pro forma operating margin decreased to 6.8%, from 8.0%. The decline in profit and margin was due to lower sales volumes and lower pricing in Australia, which were only partially offset by improved profitability in the European business resulting from price increases, the exit of low-margin products and operational improvements executed in 2011.

Computer Products Group

Computer Products net sales decreased 8% to $45.0 million, compared to $48.7 million in the prior-year quarter. Pricing and foreign currency translation unfavorably impacted sales by approximately 4% each. Volume/mix increased modestly driven by new product introductions for smart phones and tablets, which offset lower sales of laptop accessories, particularly security products in the U.S. Operating income was $10.0 million, compared to $13.1 million in the prior-year quarter, and operating margin decreased to 22.2% from 26.9%. The decline was due to higher mix of lower margin products.

Six Month Results

Net sales increased 16% to $727.6 million compared to $628.8 million in the prior-year six-month period, due to the merger. Income from continuing operations was $76.9 million, or $1.00 per share, compared a loss of $2.7 million, or $(0.05) per share, in the prior-year period, or $0.09 per share using a normalized effective tax rate of 30%. The increase was the due to the reversal of the U.S. tax valuation allowances and the merger with Mead C&OP.

On a pro forma basis, including the results of Mead C&OP for the full six months, sales decreased 7%. The decrease was due to lower volume/mix of 6% in the legacy ACCO Brands business and unfavorable foreign currency translation of 2%, offset by higher pricing of 1%. Adjusted pro forma income from continuing operations was $17.8 million, or $0.16 per share, compared to $22.0 million, or $0.19 per share in the comparable prior-year period. This excludes $27.6 million of restructuring charges and Mead corporate allocations, collectively, and uses a normalized effective tax rate of 30% in both periods.

Business Outlook

The company now expects pro forma sales, including Mead C&OP for the entire 12-month period, to be $1.90-$1.95 billion for 2012, compared to $2.1 billion in the comparable 2011 year period. Adjusted pro forma earnings per share* are expected to be $0.82-$0.85. The company expects free cash flow (cash available for debt reduction) of approximately $50 million. For 2013 the company expects an increase in adjusted pro forma earnings per share of approximately $0.20, primarily driven by cost synergies.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company's results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis in this earnings release, we provide investors with certain non-GAAP measures, including "adjusted," "adjusted pro forma," and "adjusted supplemental EBITDA" financial measures. See our Reconciliation of Adjusted Results, Reconciliation of Adjusted Pro Forma Results, and Reconciliation of Pro Forma Operating Income to Adjusted Supplemental EBITDA for a description of each of these non-GAAP financial measures and a reconciliation to the comparable GAAP financial measure for each of the periods presented herein. We believe these non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operational results and trends. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest suppliers of branded office and consumer products and print finishing solutions. Our widely recognized brands include AT-A-GLANCE®, Day-Timer®, Five Star®, GBC®, Hilroy®, Kensington®, Marbig, Mead®, NOBO, Quartet®, Rexel, Swingline®, Tilibra®, Wilson Jones® and many others. We design, market and sell products in more than 100 countries around the world. More information about ACCO Brands can be found at www.accobrands.com.

Forward-Looking Statements

This press release contains statements which may constitute "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them. The company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding to buy, sell or hold the company's securities. Among the factors that could cause our plans, actions and results to differ materially from current expectations are: fluctuations in the cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions, including any volatility and disruption in the capital and credit markets; our continued ability to access the capital and credit markets; the liquidity and solvency of our major customers; the effect of consolidation in the office products industry; the dependence of the company on certain suppliers of manufactured products; the risk that targeted cost savings and synergies from business combinations may not be fully realized or take longer to realize than expected; future goodwill and/or impairment charges; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs and freight and distribution costs can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; the risk that anticipated cost savings, growth opportunities and other financial and operating benefits as a result of our recent acquisition of the MeadWestvaco's Consumer & Office Products Business may not be realized or may take longer to realize than expected; the risk that benefits from our acquisition of MeadWestvaco's Consumer & Office Products Business may be significantly offset by costs incurred in integrating the companies; potential adverse impacts from incurring additional indebtedness in connection with our acquisition of MeadWestvaco's Consumer & Office Products Business; and potential difficulties in connection with the process of integrating MeadWestvaco's Consumer & Office Products Business with the company, which potential difficulties include, but are not limited to, coordinating geographically separate organizations, integrating business cultures, which could prove to be incompatible, difficulties and costs of integrating information technology systems, and potential difficulty in retaining key officers and personnel. These and other risks are more fully described under "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011, and "Part II, Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and in other reports we file with the SEC.

ACCO Brands Corporation and Subsidiaries Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2012	2011
(in millions of dollars)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 94.5	$ 121.2
Accounts receivable, net	415.3	269.5
Inventories	352.4	197.7
Deferred income taxes	21.1	7.6
Other current assets	49.8	26.9
Total current assets	933.1	622.9

Total property, plant and equipment	567.6	463.3
Less accumulated depreciation	(298.4)	(316.1)
Property, plant and equipment, net	269.2	147.2
Deferred income taxes	34.1	16.7
Goodwill	538.5	135.0
Identifiable intangibles, net	657.9	130.4
Other assets	94.6	64.5
Total assets	$ 2,527.4	$ 1,116.7

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Notes payable to banks	$ 0.6	$ -
Current portion of long-term debt	10.4	0.2
Accounts payable	178.0	127.1
Accrued compensation	31.5	24.2
Accrued customer program liabilities	94.9	66.8
Accrued interest	7.9	20.2
Other current liabilities	90.2	67.6
Total current liabilities	413.5	306.1

Long-term debt	1,249.2	668.8
Deferred income taxes	136.6	85.6
Pension and post retirement benefit obligations	95.9	106.1
Other non-current liabilities	43.6	12.0
Total liabilities	1,938.8	1,178.6

Stockholders' equity (deficit):
Common stock	1.1	0.6
Treasury stock	(2.1)	(1.7)
Paid-in capital	2,012.9	1,407.4
Accumulated other comprehensive loss	(162.9)	(131.0)
Accumulated deficit	(1,260.4)	(1,337.2)
Total stockholders' equity (deficit)	588.6	(61.9)
Total liabilities and stockholders' equity (deficit)	$ 2,527.4	$ 1,116.7

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended
	June 30,
(in millions of dollars)	2012	2011
Operating activities
Net income	$ 76.8	$ 35.6
Amortization of inventory step-up	10.8	-
Loss (gain) on disposal of assets	0.3	(40.8)
Release of tax valuation allowance	(130.4)	-
Depreciation	14.7	13.9
Amortization of debt issuance costs and bond discount	3.2	3.3
Amortization of intangibles	6.6	3.3
Stock-based compensation	4.1	2.8
Loss on debt extinguishment	15.5	-
Changes in balance sheet items:
Accounts receivable	(78.7)	15.7
Inventories	(28.5)	(10.2)
Other assets	(8.7)	(5.6)
Accounts payable	4.4	(7.7)
Accrued expenses and other liabilities	(4.2)	(42.2)
Accrued income taxes	(60.7)	0.6
Equity in earnings of joint ventures, net of dividends received	8.5	2.4
Net cash used by operating activities	(166.3)	(28.9)
Investing activities
Additions to property, plant and equipment	(10.3)	(7.1)
Assets acquired	-	(1.4)
Proceeds from the sale of discontinued operations	2.2	54.6
Proceeds from the disposition of assets	2.2	0.2
Cost of acquisition, net of cash acquired	(401.4)	-
Other	-	0.6
Net cash (used) provided by investing activities	(407.3)	46.9
Financing activities
Proceeds from long-term borrowings	1,270.0	-
Repayments of long-term debt	(681.8)	(11.0)
Borrowings of short term debt, net	0.6	0.3
Payments of debt issuance costs	(37.7)	-
Exercise of stock options	(0.3)	(0.2)
Net cash provided (used) by financing activities	550.8	(10.9)
Effect of foreign exchange rate changes on cash	(3.9)	2.4
Net (decrease) increase in cash and cash equivalents	(26.7)	9.5
Cash and cash equivalents
Beginning of period	121.2	83.2
End of period	$ 94.5	$ 92.7

ACCO Brands Corporation Consolidated Statements of Operations and Reconciliation of Adjusted Results (Unaudited) (In millions of dollars, except per share data)

	Three Months Ended				Three Months Ended
	June 30, 2012				June 30, 2011
									%	%
		Adjusted				Adjusted			Change	Change
	Reported (A)	Items (B)		Adjusted	Reported	Items (B)		Adjusted	Reported	Adjusted
Net sales	$ 438.7	$ -		$ 438.7	$ 330.2	$ -		$ 330.2	33%	33%
Cost of products sold	314.4	(10.8)	(B.1)	303.6	228.8	-		228.8	37%	33%
Gross profit	124.3	10.8		135.1	101.4	-		101.4	23%	33%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	92.9	(13.8)	(B.2)	79.1	69.5	-		69.5	34%	14%
Amortization of intangibles	5.1	-		5.1	1.6	-		1.6	219%	219%
Restructuring charges (income)	14.7	(14.7)	(B.3)	-	(0.3)	-		(0.3)	NM	NM
Total operating costs and expenses	112.7	(28.5)		84.2	70.8	-		70.8	59%	19%

Operating income	11.6	39.3		50.9	30.6	-		30.6	(62)%	66%

Non-operating expense (income):
Interest expense, net	32.8	(15.8)	(B.4)	17.0	19.5	-		19.5	68%	(13)%
Equity in earnings of joint ventures	(1.2)	-		(1.2)	(1.2)	-		(1.2)	0%	0%
Other expense (income), net	61.3	(61.4)	(B.5)	(0.1)	-	-		-	NM	NM

Income (loss) from continuing operations before income tax	(81.3)	116.5		35.2	12.3	-		12.3	NM	186%
Income tax expense (benefit)	(175.5)	186.1	(B.6)	10.6	6.0	(2.3)	(B.6)	3.7	NM	186%
Income from continuing operations	94.2	(69.6)		24.6	6.3	2.3		8.6	NM	186%
Income from discontinued operations, net of income taxes	-	-		-	37.4	-		37.4	(100)%	(100)%
Net income	$ 94.2	$ (69.6)		$ 24.6	$ 43.7	$ 2.3		$ 46.0	116%	(47)%

Per share:
Basic earnings per share:
Income from continuing operations	$ 1.00			$ 0.26	$ 0.11			$ 0.16	809%	63%
Income from discontinued operations	$ -			$ -	$ 0.68			$ 0.68	(100)%	(100)%
Basic earnings per share	$ 1.00			$ 0.26	$ 0.79			$ 0.83	27%	(69)%

Diluted earnings per share:
Income from continuing operations	$ 0.98			$ 0.26	$ 0.11			$ 0.15	791%	73%
Income from discontinued operations	$ -			$ -	$ 0.64			$ 0.64	(100)%	(100)%
Diluted earnings per share	$ 0.98			$ 0.26	$ 0.75			$ 0.79	31%	(67)%

Weighted average number of shares outstanding:
Basic	94.2			94.2	55.2			55.2
Diluted	96.2			96.2	58.0			58.0

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended
	June 30, 2012		June 30, 2011
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	28.3%	30.8%	30.7%
Advertising, selling, general and administrative	21.2%	18.0%	21.0%
Operating income	2.6%	11.6%	9.3%
Income (loss) from continuing operations before income tax	(18.5)%	8.0%	3.7%
Net income	21.5%	5.6%	13.2%	13.9%
Income tax rate	NM	30.0%	48.8%	30.0%

ACCO Brands Corporation Consolidated Statements of Operations and Reconciliation of Adjusted Results (Unaudited) (In millions of dollars, except per share data)

	Six Months Ended				Six Months Ended
	June 30, 2012				June 30, 2011
									%	%
		Adjusted				Adjusted			Change	Change
	Reported (A)	Items (B)		Adjusted	Reported	Items (B)		Adjusted	Reported	Adjusted
Net sales	$ 727.6	$ -		$ 727.6	$ 628.6	$ -		$ 628.6	16%	16%
Cost of products sold	523.5	(10.8)	(B.1)	512.7	442.0	-		442.0	18%	16%
Gross profit	204.1	10.8		214.9	186.6	-		186.6	9%	15%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	161.1	(15.6)	(B.2)	145.5	139.8	-		139.8	15%	4%
Amortization of intangibles	6.6	-		6.6	3.3	-		3.3	100%	100%
Restructuring charges (income)	20.8	(20.8)	(B.3)	-	(0.4)	-		(0.4)	NM	NM
Total operating costs and expenses	188.5	(36.4)		152.1	142.7	-		142.7	32%	7%

Operating income	15.6	47.2		62.8	43.9	-		43.9	(64)%	43%

Non-operating expense (income):
Interest expense, net	51.9	(17.0)	(B.4)	34.9	38.7	-		38.7	34%	(10)%
Equity in earnings of joint ventures	(2.7)	-		(2.7)	(2.4)	-		(2.4)	13%	13%
Other expense (income), net	61.1	(61.4)	(B.5)	(0.3)	(0.2)	-		(0.2)	NM	50%

Income (loss) from continuing operations before income tax	(94.7)	125.6		30.9	7.8	-		7.8	NM	296%
Income tax expense (benefit)	(171.6)	180.9	(B.6)	9.3	10.5	(8.1)	(B.6)	2.4	NM	288%
Income (loss) from continuing operations	76.9	(55.3)		21.6	(2.7)	8.1		5.4	NM	300%
Income (loss) from discontinued operations, net of income taxes	(0.1)	-		(0.1)	38.3	-		38.3	NM	NM
Net income	$ 76.8	$ (55.3)		$ 21.5	$ 35.6	$ 8.1		$ 43.7	116%	(51)%

Per share:
Basic earnings per share:
Income (loss) from continuing operations	$ 1.03			$ 0.29	$ (0.05)			$ 0.10	NM	190%
Income from discontinued operations	$ -			$ -	$ 0.69			$ 0.69	(100)%	(100)%
Basic earnings per share	$ 1.03			$ 0.29	$ 0.65			$ 0.79	58%	(63)%

Diluted earnings per share:
Income (loss) from continuing operations	$ 1.00			$ 0.28	$ (0.05)			$ 0.09	NM	211%
Income from discontinued operations	$ -			$ -	$ 0.69			$ 0.66	(100)%	(100)%
Diluted earnings per share	$ 1.00			$ 0.28	$ 0.65			$ 0.75	54%	(63)%

Weighted average number of shares outstanding:
Basic	74.8			74.8	55.1			55.1
Diluted	77.0			77.0	55.1			57.9

Statistics (as a % of Net sales, except Income tax rate)
	Six Months Ended
	2012		2011
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	28.1%	29.5%	29.7%
Advertising, selling, general and administrative	22.1%	20.0%	22.2%
Operating income	2.1%	8.6%	7.0%
Income from continuing operations before income tax	(13.0)%	4.2%	1.2%
Net income	10.6%	3.0%	5.7%	7.0%
Income tax rate	NM	30.0%	NM	30.0%

A.	The results of Mead C&OP are included in the Company's results from the acquisition date of May 1, 2012.
B.

"Adjusted" results exclude all unusual tax items, restructuring charges and transaction-related and integration expenses associated with the acquisition of Mead C&OP in order to provide a comparison of underlying results of operations.

	1.	Represents the adjustment related to the amortization of step-up in value of finished goods inventory.
	2.	Represents the elimination of transaction and integration costs.
	3.	Represents 2012 restructuring costs.
	4.	Represents the reversal of interest expense related to the cost of committed financing related to the Mead C&OP acquisition.
	5.	Represents the reversal of the loss on debt extinguishment and other costs associated with the Company's refinancing.
6.

Represents the reversal of the release of income tax valuation reserves for the Company's U.S. operations in 2012. The Company has also incurred significant operating losses in several jurisdictions in prior periods. In accordance with GAAP, tax valuation allowances have been recorded on certain of the Company's deferred tax assets.  As a result, the operating results in these locations have recorded no tax benefit or expense, which results in a high effective tax rate for the prior-year period.  Assuming all the locations become profitable in the future and valuation allowances were reversed, the Company's effective tax rate would approximate 30% in 2011 and 2012.  This estimated long-term rate will be subject to variations from the mix of earnings in the Company's operating jurisdictions.

ACCO Brands Corporation Supplemental Business Segment Information and Reconciliation (Unaudited) (In millions of dollars)

	2012 (A)					2011			Changes
				Adjusted	Adjusted			Reported			Adjusted vs	Adjusted vs	Adjusted vs
		Reported		Operating	Operating		Reported	Operating			Reported	Reported	Reported
		Operating	Adjusted	Income	Income		Operating	Income	Net Sales	Net Sales	Operating	Operating	Margin
	Net Sales	Income	Charges	(B)	Margin (B)	Net Sales	Income	Margin	$	%	Income $	Income %	Points
Q1:
ACCO Brands North America	$ 136.7	$ (3.5)	$ 3.6	$ 0.1	0.1%	$ 137.3	$ 2.6	1.9%	$ (0.6)	-	$ (2.5)	(96)%	(180)
ACCO Brands International	110.6	8.2	2.5	10.7	9.7%	119.8	7.0	5.8%	(9.2)	(8)%	3.7	53%	390
Computer Products	41.6	7.5	-	7.5	18.0%	41.3	9.3	22.5%	0.3	1%	(1.8)	(19)%	(450)
Corporate	-	(8.2)	1.8	(6.4)		-	(5.6)		-		(0.8)
Total	$ 288.9	$ 4.0	$ 7.9	$ 11.9	4.1%	$ 298.4	$ 13.3	4.5%	$ (9.5)	(3)%	$ (1.4)	(11)%	(40)

Q2:
ACCO Brands North America	$ 279.8	$ 13.6	$ 24.2	$ 37.8	13.5%	$ 159.1	$ 9.7	6.1%	$ 120.7	76%	$ 28.1	290%	740
ACCO Brands International	113.9	9.0	1.7	10.7	9.4%	122.4	13.8	11.3%	(8.5)	(7)%	(3.1)	(22)%	(190)
Computer Products	45.0	10.0	-	10.0	22.2%	48.7	13.1	26.9%	(3.7)	(8)%	(3.1)	(24)%	(470)
Corporate	-	(21.0)	13.4	(7.6)		-	(6.0)				(1.6)
Total	$ 438.7	$ 11.6	$ 39.3	$ 50.9	11.6%	$ 330.2	$ 30.6	9.3%	$ 108.5	33%	$ 20.3	66%	230

YTD:
ACCO Brands North America	$ 416.5	$ 10.1	$ 27.8	$ 37.9	9.1%	$ 296.4	$ 12.3	4.1%	$ 120.1	41%	$ 25.6	208%	500
ACCO Brands International	224.5	17.2	4.2	21.4	9.5%	242.2	20.8	8.6%	(17.7)	(7)%	0.6	3%	90
Computer Products	86.6	17.5	-	17.5	20.2%	90.0	22.4	24.9%	(3.4)	(4)%	(4.9)	(22)%	(470)
Corporate	-	(29.2)	15.2	(14.0)		-	(11.6)				(2.4)
Total	$ 727.6	$ 15.6	$ 47.2	$ 62.8	8.6%	$ 628.6	$ 43.9	7.0%	$ 99.0	16%	$ 18.9	43%	160

(A) The results of the MeadWestvaco's Consumer and Office Products business are included in the Company's results from the acquisition date of May 1, 2012
(B) Adjusted results exclude restructuring charges and merger-related expenses

ACCO Brands Corporation Pro Forma Consolidated Statements of Continuing Operations and Reconciliation of Adjusted Pro Forma Results (Unaudited) (In millions of dollars, except per share data)

	Three Months Ended				Three Months Ended
	June 30, 2012				June 30, 2011
									%
		Adjusted				Adjusted			Change
	Pro Forma (A)	Items (B)		Adjusted	Pro Forma (A)	Items (B)		Adjusted	Adjusted

Net sales	$ 466.9	$ -		$ 466.9	$ 512.9	$ -		$ 512.9	(9)%
Cost of products sold	326.7	-		326.7	353.7	-	(B.1)	353.7	(8)%
Gross profit	140.2	-		140.2	159.2	-		159.2	(12)%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	90.3	(1.6)	(B.2)	88.7	101.1	(2.8)	(B.2)	98.3	(10)%
Amortization of intangibles	6.8	-		6.8	7.1	-		7.1	(4)%
Restructuring charges (income)	14.7	(14.7)	(B.3)	-	(0.1)	-		(0.1)	NM
Total operating costs and expenses	111.8	(16.3)		95.5	108.1	(2.8)		105.3	(9)%

Operating income	28.4	16.3		44.7	51.1	2.8		53.9	(17)%

Non-operating expense (income):
Interest expense, net	17.3	(0.7)	(B.4)	16.6	20.1	(1.9)	(B.4)	18.2	(9)%
Equity in earnings of joint ventures	(1.2)	-		(1.2)	(1.2)	-		(1.2)	-
Other expense (income), net	(0.1)	-		(0.1)	-	-		-	NM

Income from continuing operations before income tax	12.4	17.0		29.4	32.2	4.7		36.9	(20)%
Income tax expense (benefit)	(32.3)	41.1	(B.5)	8.8	12.7	(1.6)	(B.5)	11.1	(21)%
Income from continuing operations	44.7	(24.1)		20.6	19.5	6.3		25.8	(20)%

Per share:
Basic earnings per share:
Income from continuing operations	$ 0.40			$ 0.18	$ 0.17			$ 0.23	(22)%

Diluted earnings per share:
Income from continuing operations	$ 0.39			$ 0.18	$ 0.17			$ 0.23	(22)%

Weighted average number of shares outstanding:
Basic	112.9			112.9	111.5			111.5
Diluted	114.9			114.9	113.7			113.7

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended
	June 30, 2012		June 30, 2011
	Pro Forma	Adjusted	Pro Forma	Adjusted
Gross profit (Net sales, less Cost of products sold)	30.0%		31.0%
Advertising, selling, general and administrative	19.3%	19.0%	19.7%	19.2%
Operating income	6.1%	9.6%	10.0%	10.5%
Income from continuing operations before income tax	2.7%	6.3%	6.3%	7.2%
Income tax rate	NM	30.0%	39.4%	30.0%

Reconciliation of Pro Forma Operating Income to Adjusted Supplemental EBITDA from Continuing Operations
(Unaudited)
(In millions of dollars)

"Adjusted Supplemental EBITDA" represents adjusted pro forma operating income after adding back depreciation, amortization of intangibles, stock-based compensation expense, and joint venture income.  The following table sets forth a reconciliation of reported operating income in accordance with GAAP to Adjusted Supplemental EBITDA.

	Three Months Ended
	June 30,
	2012	2011	% Change
Reported operating income	$ 11.6	$ 30.6	(62)%
Mead C&OP pre-acquisition operating income (loss) (C)	(6.7)	23.7	NM
Pro forma adjustments (C)	23.5	(3.2)	NM
Pro forma operating income	28.4	51.1	(44)%
Mead C&OP parent allocation expenses, net	1.6	2.8	(43)%
Restructuring charges	14.7	-	NM
Adjusted operating income from continuing operations	44.7	53.9	(17)%
Depreciation	10.0	11.3	(12)%
Amortization of intangibles	6.8	7.1	(4)%
Stock-based compensation expense	2.7	2.4	13%
Joint venture income	1.2	1.2	0%
Adjusted supplemental EBITDA from continuing operations	$ 65.4	$ 75.9	(14)%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	14.0%	14.8%

ACCO Brands Corporation Pro Forma Consolidated Statements of Continuing Operations and Reconciliation of Adjusted Pro Forma Results (Unaudited) (In millions of dollars, except per share data)

	Six Months Ended				Six Months Ended
	June 30, 2012				June 30, 2011
									%
		Adjusted				Adjusted			Change
	Pro Forma (A)	Items (B)		Adjusted	Pro Forma (A)	Items (B)		Adjusted	Adjusted

Net sales	$ 864.1	$ -		$ 864.1	$ 928.1	$ -		$ 928.1	(7)%
Cost of products sold	611.4	-		611.4	659.9	(8.6)	(B.1)	651.3	(6)%
Gross profit	252.7	-		252.7	268.2	8.6		276.8	(9)%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	188.5	(6.3)	(B.2)	182.2	204.8	(7.5)	(B.2)	197.3	(8)%
Amortization of intangibles	13.3	-		13.3	14.4	-		14.4	(8)%
Restructuring charges (income)	21.3	(21.3)	(B.3)	-	(0.2)	-		(0.2)	NM
Total operating costs and expenses	223.1	(27.6)		195.5	219.0	(7.5)		211.5	(8)%

Operating income	29.6	27.6		57.2	49.2	16.1		65.3	(12)%

Non-operating expense (income):
Interest expense, net	37.9	(3.1)	(B.4)	34.8	41.1	(4.7)	(B.4)	36.4	(4)%
Equity in earnings of joint ventures	(2.7)	-		(2.7)	(2.4)	-		(2.4)	13%
Other income, net	(0.3)	-		(0.3)	(0.2)	-		(0.2)	50%

Income (loss) from continuing operations before income tax	(5.3)	30.7		25.4	10.7	20.8		31.5	(19)%
Income tax expense (benefit)	(32.7)	40.3	(B.5)	7.6	5.2	4.3	(B.5)	9.5	(20)%
Income from continuing operations	27.4	(9.6)		17.8	5.5	16.5		22.0	(19)%

Per share:
Basic earnings per share:
Income from continuing operations	$ 0.24			$ 0.16	$ 0.05			$ 0.20	(20)%

Diluted earnings per share:
Income from continuing operations	$ 0.24			$ 0.16	$ 0.05			$ 0.19	(16)%

Weighted average number of shares outstanding:
Basic	112.5			112.5	111.3			111.3
Diluted	112.5			114.7	113.4			113.4

Statistics (as a % of Net sales, except Income tax rate)
	Six Months Ended
	June 30, 2012		June 30, 2011
	Pro Forma	Adjusted	Pro Forma	Adjusted
Gross profit (Net sales, less Cost of products sold)	29.2%		28.9%	29.8%
Advertising, selling, general and administrative	21.8%	21.1%	22.1%	21.3%
Operating income	3.4%	6.6%	5.3%	7.0%
Income (loss) from continuing operations before income tax	(0.6)%	2.9%	1.2%	3.4%
Income tax rate	NM	30.0%	48.6%	30.0%

Reconciliation of Pro Forma Operating Income to Adjusted Supplemental EBITDA from Continuing Operations
(Unaudited)
(In millions of dollars)

"Adjusted Supplemental EBITDA" represents adjusted pro forma operating income after adding back depreciation, amortization of intangibles, stock-based compensation expense, and joint venture income.  The following table sets forth a reconciliation of reported operating income in accordance with GAAP to Adjusted Supplemental EBITDA.

	Six Months Ended
	June 30,
	2012	2011	% Change
Reported operating income	$ 15.6	$ 43.9	(64)%
Mead C&OP pre-acquisition operating income (C)	(8.5)	19.4	NM
Pro forma adjustments (C)	22.5	(14.1)	NM
Pro forma operating income	29.6	49.2	(40)%
Inventory step-up charges	-	7.6	(100)%
Mead C&OP parent allocation expenses, net	6.3	8.5	(26)%
Restructuring charges	21.3	-	NM
Adjusted operating income from continuing operations	57.2	65.3	(12)%
Depreciation	20.4	22.8	(11)%
Amortization of intangibles	13.3	14.4	(8)%
Stock-based compensation expense	5.2	3.6	44%
Joint venture income	2.7	2.4	13%
Adjusted supplemental EBITDA from continuing operations	$ 98.8	$ 108.5	(9)%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	11.4%	11.7%

A.

The unaudited pro forma financial information presents the combined results of the Company and the Mead C&OP for the periods presented as though the companies had been combined as of the January 1, 2011, but the Company cautions that the unaudited pro forma financial information is not indicative of the actual results of operations that would have been achieved if the transaction had taken place at the beginning of 2011 and do not purport to project the future operating results of the combined company.  Refer to the 8-K furnished to the SEC on August 9, 2012 for a reconciliation of pro forma results to GAAP.

B.

"Adjusted" results exclude all unusual tax items, restructuring charges and Mead C&OP parent allocations, net, including interest, which will not continue as part of the combined ACCO Brands in order to provide a comparison of underlying results of operations.

	1.	Represents the adjustment related to amortization of step-up in value of finished goods inventory and Mead C&OP parent allocations, net.
	2.	Represents the adjustment related to Mead C&OP parent allocations, net.
	3.	Represents 2012 restructuring costs.
	4.	Represents the adjustment of Mead C&OP net interest expense.
5.

The Company has incurred significant operating losses in several jurisdictions in prior periods. In accordance with GAAP, tax valuation allowances have been recorded on certain of the Company's deferred tax assets.  As a result, the operating results in these locations have recorded no tax benefit or expense, which results in a high effective tax rate for the prior-year period.  Assuming all the locations become profitable in the future and valuation allowances were reversed, the Company's effective tax rate would approximate 30% in 2011 and 2012.  This estimated long-term rate will be subject to variations from the mix of earnings in the Company's operating jurisdictions.

C.	Refer to the Form 8-K furnished to the SEC on August 9, 2012 for details on Mead C&OP pre-acquisition operating income (loss) and pro forma adjustments.

ACCO Brands Corporation Pro Forma Supplemental Business Segment Information and Reconciliation (Unaudited) (In millions of dollars)

	2012					2011					Changes
					Pro Forma					Pro Forma
				Pro Forma	Adjusted				Pro Forma	Adjusted			Adjusted vs	Pro Forma
		Pro Forma		Adjusted	Operating		Pro Forma		Adjusted	Operating	Pro Forma	Pro Forma	Reported	Adjusted	Pro Forma
	Pro Forma	Operating	Adjusted	Operating	Income	Pro Forma	Operating	Adjusted	Operating	Income	Net Sales	Net Sales	Operating	Operating	Margin
	Net Sales	Income	Charges	Income (A)	Margin (A)	Net Sales	Income	Charges	Income (A)	Margin (A)	$	%	Income $	Income %	Points
Q1:
ACCO Brands North America	$ 215.5	$ (2.1)	$ 3.8	$ 1.7	0.8%	$ 221.2	$ (4.7)	$ 6.8	$ 2.1	0.9%	$ (5.7)	(3)%	$ (0.4)	(19)%	(10)
ACCO Brands International	140.1	7.4	2.8	10.2	7.3%	152.7	3.8	1.8	5.6	3.7%	(12.6)	(8)%	4.6	82%	360
Computer Products	41.6	7.5	-	7.5	18.0%	41.3	9.3	-	9.3	22.5%	0.3	1%	(1.8)	(19)%	(450)
Corporate	-	(11.6)	4.7	(6.9)		-	(10.3)	4.7	(5.6)		-		(1.3)
Total	$ 397.2	$ 1.2	$ 11.3	$ 12.5	3.1%	$ 415.2	$ (1.9)	$ 13.3	$ 11.4	2.7%	$ (18.0)	(4)%	$ 1.1	10%	40

Q2:
ACCO Brands North America	$ 303.7	$ 19.9	$ 14.1	$ 34.0	11.2%	$ 320.1	$ 37.6	$ (2.4)	$ 35.2	11.0%	$ (16.4)	(5)%	$ (1.2)	(3)%	20
ACCO Brands International	118.2	7.4	0.6	8.0	6.8%	144.1	11.6	-	11.6	8.0%	(25.9)	(18)%	(3.6)	(31)%	(120)
Computer Products	45.0	10.0	-	10.0	22.2%	48.7	13.1	-	13.1	26.9%	(3.7)	(8)%	(3.1)	(24)%	(470)
Corporate	-	(8.9)	1.6	(7.3)		-	(11.2)	5.2	(6.0)		-		(1.3)
Total	$ 466.9	$ 28.4	$ 16.3	$ 44.7	9.6%	$ 512.9	$ 51.1	$ 2.8	$ 53.9	10.5%	$ (46.0)	(9)%	$ (9.2)	(17)%	(90)

Q3:
ACCO Brands Americas						$ 343.4	$ 49.3	$ (1.0)	$ 48.3	14.1%
ACCO Brands International						177.5	27.9	-	27.9	15.7%
Computer Products						46.2	11.1	-	11.1	24.0%
Corporate						-	(10.1)	4.8	(5.3)
Total						$ 567.1	$ 78.2	$ 3.8	$ 82.0	14.5%

Q4:
ACCO Brands Americas						$ 304.4	$ 36.0	$ 1.1	$ 37.1	12.2%
ACCO Brands International						210.3	38.8	-	38.8	18.4%
Computer Products						54.1	13.6	-	13.6	25.1%
Corporate						-	(11.4)	5.7	(5.7)
Total						$ 568.8	$ 77.0	$ 6.8	$ 83.8	14.7%

Full Year:
ACCO Brands North America	$ 519.2	$ 17.8	$ 17.9	$ 35.7	6.9%	$ 1,189.1	$ 118.2	$ 4.5	$ 122.7	10.3%
ACCO Brands International	258.3	14.8	3.4	18.2	7.0%	684.6	82.1	1.8	83.9	12.3%
Computer Products	86.6	17.5	-	17.5	20.2%	190.3	47.1	-	47.1	24.8%
Corporate	-	(20.5)	6.3	(14.2)		-	(43.0)	20.4	(22.6)
Total	$ 864.1	$ 29.6	$ 27.6	$ 57.2	6.6%	$ 2,064.0	$ 204.4	$ 26.7	$ 231.1	11.2%

(A)   Adjusted results exclude restructuring charges (in 2012 only) and transaction-related expenses, MWV parent allocations (which will not continue in the ongoing entity and include LIFO expense in cost of products sold, corporate costs and gain on property sales in SG&A) and amortization of the step-up in the fair value of finished goods inventory

ACCO Brands Corporation
Pro Forma Supplemental Net Sales Growth Analysis
(Unaudited)

	Percent Change - Sales
	Net		Comparable
	Sales	Currency	Sales
	Growth	Translation	Growth	Price	Volume/Mix
Q1 2012:
ACCO Brands North America	(2.6%)	(0.2%)	(2.4%)	2.2%	(4.6%)
ACCO Brands International	(8.3%)	(1.8%)	(6.5%)	0.7%	(7.2%)
Computer Products	0.7%	(1.5%)	2.2%	(2.4%)	4.6%
Total	(4.3%)	(0.9%)	(3.4%)	1.2%	(4.6%)

Q2 2012:
ACCO Brands North America	(5.1%)	(0.7%)	(4.4%)	1.8%	(6.2%)
ACCO Brands International	(18.0%)	(8.2%)	(9.8%)	0.3%	(10.1%)
Computer Products	(7.6%)	(4.1%)	(3.5%)	(3.7%)	0.2%
Total	(9.0%)	(3.1%)	(5.9%)	0.9%	(6.8%)

2012 YTD:
ACCO Brands North America	(4.1%)	(0.5%)	(3.6%)	2.0%	(5.6%)
ACCO Brands International	(13.0%)	(4.9%)	(8.1%)	0.5%	(8.6%)
Computer Products	(3.8%)	(2.9%)	(0.9%)	(3.1%)	2.2%
Total	(6.9%)	(2.2%)	(4.7%)	1.0%	(5.7%)

CONTACT: Media Relations, Rich Nelson, +1 (847) 484-3030, or Investor Relations, Jennifer Rice, +1 (847) 484-3020